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EXHIBIT 99A2

EARNINGS NORMALIZATION SCHEDULE         U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                           Quarter Ended       Nine Months Ended
In millions, except        September 30,  %      September 30,  %
per share amounts         1997    1996  Change  1997    1996  Change
------------------------ ------- --------------------- --------------
NORMALIZED INCOME:
Reported net income      $  336  $  286  17.5  $1,007  $ 938   7.4
Adjustments to normalize
 net income:
 Rural exchange sales       (19)     (1)   -      (48)    (31) 54.8
 Extraordinary item-net
  of tax                      3       -    -        3       -    -
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -    -        -     (34)   -
 Current year effect of
  accounting change -
  net of tax                  -      (3)   -        -     (13)   -
                         ----------------      ----------------
Normalized income        $  320  $  282  13.5  $  962  $  860  11.9
                         ================      ================

NORMALIZED EARNINGS PER
 COMMON SHARE:
Reported net income     $  0.69 $  0.60  15.0 $  2.08 $  1.97   5.6
Adjustments to normalize
 net income:
 Rural exchange sales     (0.04)      -    -    (0.10)  (0.06) 66.7
 Extraordinary item-net
  of tax                   0.01       -    -     0.01       -    -
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -    -        -   (0.07)   -
 Current year effect of
  accounting change -
  net of tax                  -   (0.01)   -        -   (0.03)   -
                         ----------------      ----------------
Normalized earnings
 per common share        $ 0.66  $ 0.59  11.9  $ 1.99  $ 1.81   9.9
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